Exhibit 99.1

Endurance International Group Announces Potential Repricing of Its Senior Secured Term Loan

BURLINGTON, MA (June 6, 2018) — Endurance International Group Holdings, Inc. (NASDAQ: EIGI) (“Endurance” or the “Company”), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today announced a potential repricing of its senior secured term loan maturing in February 2023.

The consummation of the potential repricing is subject to completion of definitive agreements as well as market and other conditions. There can be no assurance that the repricing will occur, or, if it does, as to the terms or conditions of the repricing.

Endurance also announced today that it is confirming its previously announced 2018 GAAP revenue, adjusted EBITDA and free cash flow guidance, as set forth in its earnings release issued on May 1, 2018. As previously disclosed, the Company’s free cash flow guidance does not reflect the impact of payments pursuant to its settlement with the U.S. Securities & Exchange Commission (“SEC”) announced in the Company’s Form 8-K, filed June 5, 2018, or the potential securities class action lawsuit settlements described in the Company’s Form 8-K filed on May 18, 2018, both of which will impact the Company’s actual free cash flow for 2018.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the potential repricing, our financial guidance for 2018, the potential settlements of class action lawsuits against the Company, and the expected impact of such potential settlements and the completed SEC settlement on the Company’s free cash flow for 2018. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “believes,” “estimates,” “may,” “continue,” “positions,” “confident,” “potential,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations, strategies or prospects will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the possibility that the securities class action lawsuits mentioned above do not settle, either at the amount we have reserved in our financial statements or at all; the possibility that our financial guidance may differ from expectations (including due to our payment of legal settlements); the possibility that our planned investment and operational initiatives will not result in the anticipated benefits to our business; the possibility that we will continue to experience decreases in our subscriber base; an adverse impact on our business from litigation or regulatory proceedings; an adverse impact on our business from our substantial indebtedness and the cost of servicing our debt; the rate of growth of the Small and Medium Business (“SMB”) market for our solutions; our inability to increase sales to our existing subscribers, or retain our existing subscribers; data breaches; system or Internet failures; our inability to maintain or improve our competitive position or market share; and other risks and uncertainties discussed in our filings with the SEC, including those set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2018 filed with the SEC on May 4, 2018 and other reports we file with the SEC.

We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group Holdings, Inc. (NASDAQ:EIGI) (em)Powers millions of small businesses worldwide with products and technology to enhance their online web presence, email marketing, mobile business solutions, and more. The Endurance family of brands includes: Constant Contact, Bluehost, HostGator, Domain.com and SiteBuilder, among others. Headquartered in Burlington, Massachusetts, Endurance employs over 3,500 people across the United States, Brazil, India and the Netherlands. For more information, visit: www.endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Constant Contact, the Constant Contact logo and other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Press Contact:

Kristen Andrews

Endurance International Group

(781) 418-6716

press@endurance.com

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